AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement") is entered into by and among LEXON, INC., an Oklahoma corporation ("LEXON"), CANCER DIAGNOSTICS, INC., a Florida corporation ("CDI"), and UTEK, LLC, a Florida limited liability company ("UTEK").

         WHEREAS, UTEK is the majority shareholder of CDI; and

         WHEREAS, Dr. Jeffrey Strovel and Dr. Judith Stamberg are the inventors of and Dr. Ed Highsmith, PhD, is the project leader of a team of researchers at the University of Maryland that has discovered and is developing a new proprietary blood screen test, technology and related processes for the identification of Telomerase Assay as a marker for lung and perhaps other forms of cancer ("Invention") covered by US Provisional Patent Application Nos. 60/074,793; 09/250,336 and 99/03302, each of which is dated February 16,1999
("Patent Applications"), the ownership thereof having been assigned to the University of Maryland ("UM") as described more precisely in Schedule 2.01(i); and

         WHEREAS, CDI is negotiating to acquire and Exclusive License Agreement ("License") with the UM which will grant CDI the exclusive worldwide right to manufacture, market and commercialize products covered by the Invention; and

         WHEREAS, CDI is also negotiating to enter into a Sponsored Research Agreement ("Research Agreement") with UM, which provides for the funding of certain continued research, development and completion of an ELISA based blood screening test which will detect and measure to presence of the Telomerase Assay and related research; and

         WHEREAS, the parties desire to provide for the terms and conditions upon which CDI will merge into LEXON in a statutory merger ("Merger") in accordance with 18 Oklahoma Statutes, Section 1082 of the Oklahoma General
Business   Corporation  Act  ("Oklahoma   Act")  and  Section  607.1107  of  the
Corporation Law of Florida ("Florida Act"), upon consummation of which the assets and business of CDI will be owned by LEXON, all liabilities and obligations of CDI will become the liabilities and obligations of LEXON, and all issued and outstanding shares of capital stock of CDI will be exchanged for common stock of LEXON; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("Code").

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.01.  The Merger

         (a) Agreement to Merge. Subject to the terms and conditions of this Agreement, at the Effective Time, as defined below, CDI shall be merged with and into LEXON in accordance with the provisions of this Agreement and the Oklahoma Act; the separate corporate existence of CDI shall cease; and LEXON shall continue as the surviving corporation ("Surviving Corporation"). The constituent corporations ("Constituent Corporations") to the Merger are LEXON and CDI. The name of the Surviving Corporation, LEXON, INC., which shall not be changed by reason of the Merger.

         (b) Effective Time. The Merger shall become effective ("Effective Time") upon filing of a Certificate of Merger substantially in the form attached as Exhibit A ("Certificate of Merger") with the Secretary of State of the State of Oklahoma in accordance with applicable provisions of the Oklahoma Act.

         (c) Appointment of Service Agent. LEXON hereby irrevocably appoints the Secretary of State of the State of Florida as its agent to accept process in Florida in any proceeding for the enforcement of any obligation of any Constituent Corporation in Florida as well as for the enforcement of any obligation of the Surviving Corporation arising from or by reason of the Merger, including any suit or other proceeding to enforce appraisal rights of any shareholder of CDI. LEXON designates that all such process received by the Secretary of State of Florida shall be sent to LEXON at 8908 South Yale, Suite 409, Tulsa, Oklahoma 74137-3545.

         (d) Effect of the Merger. At the Effective Time, all rights, powers, privileges, franchises, licenses and permits of the Constituent Corporations, and all property, real, personal and mixed, shall be vested in the Surviving Corporation; and all debts, duties, liabilities and claims of every kind, character and description of the Constituent Corporations shall be debts, duties, liabilities of and claims against of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, duties, liabilities of and claims against had been incurred by it originally. All rights of creditors of the Constituent Corporations and all liens upon property of any Constituent Corporation shall be preserved unimpaired and shall not be altered in any way by reason of the Merger.

         1.02. Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the shareholders of the Constituent
Corporations:

         (i) Each of the shares of CDI that are issued and outstanding at the Effective Time shall be converted into 500 shares (or 500,000 shares in the aggregate) of common stock of the Surviving Corporation; and

         (ii) All issued and outstanding options, warrants or other rights to acquire any capital stock of CDI at the Effective Time shall be reason of the Merger and without action on the part of the holders of any such rights be automatically canceled for all purposes; and

         (iii) Each share of common stock of LEXON issued and outstanding at the Effective Time and each right to receive a share of common stock of LEXON upon the satisfaction of any conditions outstanding at the Effective Time shall remain issued and outstanding and shall not be effected in any manner by reason of the Merger.

         1.03.  Effect of Merger.

         (a) Rights in CDI Cease. At and after the Effective Time, the holder of each certificate of common stock of CDI shall cease to have any rights as a shareholder of CDI. All dividends or other distributions with respect to CDI common stock prior to the Effective Time shall be payable to the shareholders of CDI without interest upon surrender of certificates representing CDI common stock.

         (b) Closure of CDI Stock Records. From and after the Effective Time, the stock transfer books of CDI shall be closed, and there shall be no further registration of stock transfers on the records of CDI.

         1.04. Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation shall not be changed by reason of the Merger.

         1.05. Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall not be changed by reason of the Merger.

         1.06. Directors of the Surviving Corporation. The directors of the Surviving Corporation immediately after the Effective Time shall be the persons named in Exhibit B until each of their respective successors is duly elected and qualified.

         1.07. Officers of the Surviving Corporation. The officers of the Surviving Corporation immediately after the Effective Time shall be the persons set forth in Exhibit B until each of their respective successors is duly elected and qualified.

         1.08. Closing. The Closing of the Merger shall take place at the offices of Frederick K. Slicker, 8908 S. Yale, Suite 410, Tulsa, Oklahoma
74137-3545 at 5:00 p.m. local time on a mutually agreed date on or before January 31, 2000, or on an earlier date as the parties mutually agree ("Closing Date"). The parties agree to use their good faith efforts to Close the Merger as soon after but not before January 1, 2000 as is reasonably possible.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.01. General Representations and Warranties of CDI and UTEK. CDI and UTEK represent and warrant to LEXON that the facts set forth below are true and correct:

         (a) Organization. CDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of its properties require such qualification, and has all requisite power and authority to conduct CDI's business and operate properties.

         (b) Authorization. The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and Shareholders of CDI; no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and CDI has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         (c) Capitalization. The authorized capital of CDI consists of 1,000 shares of common stock, no par value per share; at the date hereof and at the Closing 1,000 shares of its common stock are and will be issued and outstanding and owned by UTEK, and no shares were held in its treasury. All issued and outstanding shares of common stock of CDI have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of CDI common stock or securities convertible into shares of the common stock of CDI to anyone for any reason whatsoever.

         (d) Binding Effect. The execution, delivery, performance and consummation of the Merger and the transactions contemplated hereby will not violate any obligation to which CDI is a party and will not create a default hereunder; and this Agreement constitutes a legal, valid and binding obligation of CDI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to the knowledge of CDI or UTEK threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets, prospects, the Patents, the Patent
Applications, the License, the Research Agreement or the results of the operations of CDI.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by CDI and UTEK with the terms or provisions hereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, the corporate charter or bylaws of CDI, the Patent Applications, the License, the Research Agreement, or any agreement, contract, instrument, order, judgment or decree to which either UTEK or CDI is a party or by which UTEK or CDI or any of its assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

         (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by CDI or UTEK or performance of the obligations of CDI or UTEK hereunder or under any other agreement to which CDI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person or prevent the termination of the Patent Applications, the License, the Research Agreement or any other material right, privilege, license or agreement relating to CDI or its assets or business.

         (h) Title to Assets. CDI will at Closing have good and marketable title to its assets (tangible and intangible), free and clear of all liens, claims, charges, mortgages, options, restrictions, security agreements and other encumbrances of every kind or nature whatsoever, including the duly executed and delivered License and Research Agreement.

         (i)    The Patent Applications, the License and the Research Agreement.

               (1) To the best knowledge of UTEK and CDI, the Patent Applications listed in Schedule 2.01(i) are pending and are being prosecuted in good faith with diligence; neither UTEK nor CID has any reason to believe these Patent Applications will not be granted; and

               (2) To the best knowledge of UTEK and CDI, without having made an independent inquiry, the Invention does not and will not infringe the intellectual or other rights of another. This representation and warranty is not a representation or warranty that there are no infringing intellectual rights of any other but is a representation and warranty only that neither CDI nor UTEK has any knowledge thereof; and LEXON acknowledges that neither UTEK nor CDI has conducted an independent investigation to determine whether the Invention infringes the rights of any other party or that the Invention itself is marketable; and

               (3) The Invention is owned by UM and UM has all right, power, authority, ownership and entitlement to file, prosecute and maintain in effect the Patents and Patent Applications with respect to the Invention listed in Schedule 2.01(i) hereto; and

               (4) Dr. Jeffrey Strovel and Dr. Judith Stamburg are the only Inventors of the Invention; and each has assigned all of his and her rights, titles and interests in the Invention to UM; and

               (5) The License, when executed and delivered, will be in full force and effect at the Closing and will be legal, valid, binding and enforceable at Closing in accordance with its terms; and

               (6) The Research Agreement, when executed and delivered, will be in full force and effect at Closing and will be legal, valid, binding and enforceable at Closing in accordance with its terms.

         (j) Liabilities of CDI. CDI has no assets, no liabilities of any kind, character or description except those created by the License or the Research Agreement.

         (k) Condition of Tangible Assets. All of the tangible assets of CDI have been operated in accordance with customary operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear.

         (l) Financial Statements. The unaudited financial statements of CDI attached as Schedule 2.01(l) as of the Closing will present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. CDI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of CDI except as specifically set forth in the CDI financial statements, including the obligation to maintain the Patents from and after the date of the License, or in a schedule attached hereto and specifically agreed to by LEXON. In the event the Inventors cease to be employed by UM prior to the Closing and become employed by another qualified institution eligible to accept sponsored research funds, CDI shall use its best good faith efforts to cause the new institution to agree to continue the Research Agreement relating to the Invention in accordance with an agreement acceptable to LEXON.

         (m) Taxes. All returns, reports, statements and other similar filings required to be filed by CDI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed; all such tax returns properly reflect all liabilities of CDI for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from CDI by any taxing authority, have been properly paid, except to the extent contested in good faith by appropriate proceedings and reserves have been established in its financial statements to the full extent if the contest is adversely decided against it. CDI has not received any notice of assessment or proposed assessment in connection with any tax returns, CDI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. CDI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon CDI.

         (n) Absence of Certain Changes or Events. CDI has not, and without the written consent of LEXON, it will not have:

               (i) Sold, encumbered, assigned or transferred any of its material assets or its interest in the Patents, the Patent Applications, the Research Agreement, the License or any other material asset; or

               (ii) Amended or terminated the License or the Research Agreement;
                    or

               (iii) Suffered any material damage, destruction or loss; or

               (iv) Received  notice or have  knowledge of any material  adverse effect on the Patents, the Patent Applications, the Research Agreement or the License or any other material asset or liability of CDI; or

               (v) Made any commitments or agreements for capital expenditures or otherwise; or

               (vi) Entered  into any  transaction  or made any  commitment  not disclosed to LEXON; or

               (vii)Agreed  to  take  any of  the  actions  set  forth  in  this paragraph.

         (o) Material Contracts. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound, has been provided to LEXON and such agreements are in full force and effect without amendment. In addition:

               (i) There are no outstanding unpaid promissory notes, mortgages, indentures, deeds of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to CDI; and

               (ii) There  are  no  outstanding  operating   agreements,   lease
                    agreements or similar agreements by which CDI is bound; and

               (iii)The  complete   and   executed   License  and  the  Research
                    Agreement and the Patents and the Patent Applications with all schedules, exhibits and amendments related thereto and all material correspondence with the patent authorities relating thereto have been provided to LEXON; and

               (iv) There are no  outstanding  licenses to or from others of any intellectual property and trade names; and

               (v) There are no outstanding contracts or commitments to sell, lease or otherwise dispose of any of the property of CDI.

         (p) Compliance with Laws. CDI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local governmental body or agency relating to its business and operations. CDI owns all franchises, licenses, permits, easements, rights, applications, filings, registration and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect, and CDI is in full compliance therewith.

         (q) Litigation. There is no suit or action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against CDI or the Patents, the Patent Applications, the License or the Research Agreement affecting its assets or business, and there is no factual basis therefor. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (r) Employees. CDI has no employees. CDI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any of the employees.

         (s) Employee Benefit Plans. There are no employee benefit plans in effect, and there are no outstanding or unfunded liabilities to employees of CDI.

         (t) Books and Records. The books and records of CDI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and accurately reflect in all material respects its business, financial condition and liabilities.

         (u) No Broker's Fees. Neither UTEK nor CDI has incurred any finder=s, broker=s, investment banking, financial, advisory or other similar fees or obligations.

         (v) Full Disclosure. All representations or warranties of UTEK and CDI are true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date. No statement made by CDI herein or in the exhibits and schedules hereto or any document delivered by CDI or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect.

         2.02. General Representations and Warranties of LEXON. LEXON represents and warrants to UTEK and CDI that the facts set forth are true and correct:

         (a) Organization. LEXON is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, is qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of its properties require such qualification, and has all requisite power and authority to conduct its business and operate properties.

         (b) Authorization. The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and Shareholders of LEXON; no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         (c) Capitalization. The authorized capital of LEXON consists of 45,000,000 shares of common stock, par value $.001 per share, of which up to 6,802,013 shares are issued and outstanding immediately, and 5,000,000 shares of Preferred Stock, none of which is issued and outstanding. All issued and outstanding shares of common stock of LEXON have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. There will be no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of LEXON common stock or securities convertible into shares of its common stock to anyone for any reason whatsoever immediately after the Effective Time, except that there are issued and outstanding options to purchase 2,537,500 shares of common stock of LEXON.

         (d) Binding Effect. The execution, delivery, performance and consummation of the Merger and the transactions contemplated hereby will not violate any obligation to which LEXON is a party and will not create a default hereunder; and this Agreement constitutes a legal, valid and binding obligation of LEXON, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of LEXON.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by LEXON with the terms or provisions hereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, its corporate charter or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of the assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

         (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement and performance of the obligations of LEXON hereunder or under any other agreement to which LEXON is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to LEXON or its assets or business.

         (h) Title to Its Assets. LEXON has good and marketable title to its assets (tangible and intangible), free and clear of all charges, claims, liens, mortgages, options, restrictions, security agreements and other encumbrances of every kind or nature whatsoever.

         (i) Condition of Tangible Assets. All of its tangible assets have been operated in accordance with customary operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear.

         (j) Financial Statements. The unaudited financial statements of LEXON attached as Schedule 2.02(j) present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. LEXON has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no material outstanding obligations or liabilities of LEXON except as specifically set forth in the LEXON financial statements.

         (k) Taxes. All returns, reports, statements and other similar filings required to be filed by it with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed; all such tax returns properly reflect all liabilities of it for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from it by any taxing authority, have been properly paid, except to the extent it has contested in good faith by appropriate proceedings and adequate reserves have been established in its financial statements to the full extent if the contest is adversely decided against it. LEXON has not received any notice of assessment or proposed assessment in connection with any tax returns. LEXON has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. LEXON has no knowledge of any basis for any additional assessment of taxes. LEXON has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon it.

         (l) Absence of Certain Changes or Events. LEXON has not and, without the written consent of CDI, it will not have:

               (i)  Sold,  encumbered,   assigned  or  transferred  any  of  its
                    material assets for less than fair consideration; or

               (ii) Amended or terminated any material agreement; or

               (iii) Suffered any material damage, destruction or loss; or

               (iv) Received  notice or have  knowledge of any material  adverse effect on its material assets; or

               (v)  Made any commitments or agreements for capital expenditures;
                    or

               (vi) Entered  into any  transaction  other  than in the  ordinary course of business consistent with past practice; or

               (vii)Agreed  to  take  any of  the  actions  set  forth  in  this paragraph.

         (m) Material Contracts. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound, has been provided to CDI:

               (i) All material promissory notes, mortgages, indentures, deeds of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to it; and

               (ii) All material operating agreements and lease agreements; and

               (iii)All material  licenses to or from others of any intellectual property and trade names.

         (n) Compliance with Laws. LEXON is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local governmental body or agency relating to its business and operations. LEXON owns all franchises, licenses, permits, easements, rights, applications, filings, registration and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect, and it is in full compliance therewith.

         (o) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against it affecting its assets or business, and there is no factual basis therefor. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (p) Employees. LEXON has 5 part-time employees, four of whom are employed but do not receive cash compensation. LEXON has no written agreements with its employees.

         (q) Employee Benefit Plans and Arrangements. LEXON has no employee benefit plans in effect, and LEXON has no unfunded liabilities to employees.

         (r) Books and Records. The books and records of LEXON are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and accurately reflect in all material respects its business and financial condition.

         (s) No Broker's Fees. LEXON has incurred no finder's, broker's, investment banking, financial, advisory or other similar fee in connection with this Agreement.

         (t) Full Disclosure. All representations or warranties of LEXON are true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date. No statement made by it herein or in the exhibits and schedules hereto or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect.

         2.03. Investment Representations of UTEK Shareholder. UTEK represents and warrants to LEXON that:

         (a) General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the shares ("Shares") of common stock of LEXON issuable pursuant to the Merger. It is able to bear the economic risk of the investment in the Shares, including the risk of a total loss of the investment in the Shares. The acquisition of the Shares is for its own account and is for investment. Except as permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the Shares. All information that it has supplied to LEXON in connection with this Agreement is true and correct. It acknowledges that an investment in the Shares involves a very high degree of risk. It has conducted all investigations and due diligence concerning LEXON which it deems appropriate, and it has found all such information obtained fully acceptable. It is knowledgeable about the prospects, business, financial condition, operations and possible acquisitions of LEXON. It has had an opportunity to ask questions of the officers and directors of LEXON concerning the Shares and the business and financial condition of and prospects for LEXON, and the officers and directors of LEXON have adequately answered all questions asked and made all relevant information requested available to it. It understands that success of LEXON is dependent upon LEXON's receipt of funds necessary to provide working capital, which may not occur. It understands and agrees that the following restrictions and limitations are applicable to the purchase, resale and distribution of the Shares pursuant to applicable securities laws.

         (b)   Stock Transfer Restrictions.

          (i) It is aware that it must bear the full economic risk of an investment in the Shares of LEXON for an indefinite period of time, because the transaction in which the Shares are being issued has not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any state; and, therefore, the Shares cannot be sold, pledged, transferred or otherwise disposed of unless registered under applicable securities laws or an exemption from registration is available. It further understands that only LEXON can take action to register the Shares, and the cost of registration is prohibitive.

          (ii) A legend will be placed on the certificates representing the common stock of LEXON in substantially the following form:


                            NOTICE OF TRANSFER RESTRICTIONS

         The shares evidenced by this Certificate have been acquired for investment only and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The Shares may not be sold, transferred, pledged or otherwise disposed of without the receipt of an opinion of counsel acceptable to LEXON that no such registration is required.

          (iii)Stop transfer instructions have been placed in LEXON's transfer records with respect to the Shares to insure that any transfer or disposition thereof is in full compliance with applicable law. It agrees that LEXON may refuse or delay transfer of the Shares or impose other restrictions on the transfer of the Shares if LEXON is not satisfied that the transfer is lawful. However, LEXON acknowledges and agrees that this determination must be made within a reasonable time; and if LEXON finds the transfer is satisfactory and permitted by applicable law, LEXON will not refuse or delay the transfer.

                                   ARTICLE III
                          TRANSACTIONS PRIOR TO CLOSING

         3.01. Corporate Approvals. Prior to Closing, each of the parties shall submit this Agreement to its Board of Directors and Shareholders and obtain approval thereof. Copies of corporate actions taken shall be provided to each party.

         3.02. Access to Information. Each party agrees to permit upon reasonable notice the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

         3.03. Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Merger and the transactions contemplated hereby.

         3.04. Covenants. Except as permitted in writing, each party agrees that it will:

               (i) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Merger; and

               (ii) Notify the other  parties upon the  occurrence  of any event which would have a materially adverse effect upon the Merger or the transactions contemplated hereby or upon the business, assets or results of operations; and

               (iii)Not modify its corporate  structure,  except as necessary or
                    advisable  in  order  to  consummate   the  Merger  and  the
                    transactions contemplated hereby.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         The obligation of the parties to consummate the Merger and the transactions contemplated hereby are subject to the following conditions which may be waived to the extent permitted by law:

         (a) Each party must obtain the approval of its Board of Directors and shareholders in accordance with applicable law, and such approval shall not have been rescinded or restricted; and

         (b) Each party shall obtain all requisite licenses,  permits, consents,
authorizations   and   approvals   required  to  complete  the  Merger  and  the
transactions contemplated hereby; and

         (c) There shall be no effective injunction, writ or preliminary restraining order or other order of a similar nature issued by any court or governmental agency having jurisdiction directing that the Merger or the transactions contemplated hereby shall not be consummated; and

         (d) The representations and warranties of the parties shall be true and correct in all material respects at the Effective Time; and

         (e) LEXON shall issued to UTEK 500,000 shares of LEXON common stock;

         (f) LEXON shall enter into a Consulting Agreement with UTEK in mutually acceptable form and substance;

         (g) The Patent Applications have been prosecuted in good faith with reasonable diligence; provided that the parties understand and agree that UTEK is only making a representation and warranty that the patent application has been prosecuted in good faith with reasonable diligence.

         (h) The Research Agreement has been executed and delivered, is valid and in full force and effect, is in form and substance acceptable to LEXON, and there has been no default therein; and

         (i) The License has been executed and delivered, is valid and in full force and effect, is in form and substance acceptable to LEXON, and there has been no default therein; and

         (j) The Inventors and Dr. Highsmith have entered into Consulting Agreements with LEXON in mutually agreed form and substance which provide that they will be reasonably available to provide consulting services and technical advice to LEXON from time to time about the Invention, so long as such advice and consulting services do not unreasonably interfere with their duties and responsibilities with UM and so long as the same are in accordance with applicable policies of UM and applicable legal and regulatory requirements applicable to them; and

         (k) LEXON's common stock shall be eligible for trading on a public market.

                                    ARTICLE V
                                 INDEMNIFICATION

         (a) By UTEK. UTEK agrees to indemnify, defend and hold harmless LEXON and its shareholders, directors, officers, employees, agents and representatives and their respective successors and assigns against and in respect of any cost, damage, expense (including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of the: (i) breach, inaccuracy, misrepresentation or untruth of any representation or warranty, or the nonfulfillment of any agreement or covenant of UTEK contained in this Agreement or in any document delivered by UTEK or CDI to LEXON pursuant hereto; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing. The liability of UTEK hereunder may be satisfied by the return to LEXON of shares of LEXON common stock issued pursuant hereto valued at the fair market value on the date the breach is discovered to the extent of the breach.

         (b) By LEXON. LEXON agrees to indemnify, defend and hold harmless UTEK and its member, managers, officers, employees, agents and representatives and their respective successors and assigns against and in respect of any cost, damage, expense (including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of:
(i) the breach, inaccuracy, misrepresentation or untruth of any representation, warranty, or the nonfulfillment of any agreement or covenant of LEXON contained in this Agreement or in any document delivered by it to UTEK pursuant hereto; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing.

         (c) Costs. The indemnification rights and obligations of a party hereto shall include the right to receive and the duty to pay and reimburse the indemnified party all its reasonable costs and expenses incurred in the enforcement of its rights hereunder.

         (d) Survival of Representations and Warranties.

               (1) The representations and warranties made by UTEK shall survive for a period of 3 years after Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 3 year period. UTEK shall have liability and responsibility for the surviving representations and warranties made by it herein, notwithstanding any due diligence investigation or examination by LEXON.

               (2) The representations and warranties made by LEXON shall survive for a period of 3 years after Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 3 year period. LEXON shall have liability and responsibility for the surviving representations and warranties made to LEXON, notwithstanding any due diligence investigation or examination by UTEK.

         (e) Limitations on Liability. Notwithstanding any other provision herein to the contrary, neither party hereto shall be liable to the other party for any cost, damage, expense, liability or loss under this indemnification provision until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $5,000, and then such liability shall apply only to matters in excess of $5,000.

         (f) Rights of Indemnitors. The indemnified party shall notify the indemnifying party of the assertion or commencement of such action, claim or proceeding within a reasonable period of time or, if citation or service of process has been made, within 15 days thereafter. The indemnified party may, at its option and at its sole expense, participate in the defense of and contest any such action, claim or proceeding; provided, however, the indemnified party shall at all times also have the right to participate fully therein. If the indemnifying party, within a reasonable time after receiving such notice, fails to participate, the indemnified party shall have the right, but shall not be obligated, to undertake the defense of the action, claim or proceeding for the account of and at the risk of the indemnifying party; provided, however, in the event that the indemnified party shall determine to compromise or settle (exercising its judgment in good faith) any such action, claim or proceeding, the indemnified party shall be required to give the indemnifying party 15 days' notice of such determination after its receipt of actual notice of the claim. The indemnified party shall then be entitled to compromise or settle the action, claim or proceeding for the account of and at the risk of the indemnifying party; provided, however, the settlement shall be effective without the consent of both the indemnifying and indemnified parties, which consent shall not be reasonably withheld. The parties agree that any indemnified party may join any indemnifying party in any action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such indemnified party pursuant to this Agreement.

         (g) Additional Rights. Any right of indemnity of any party pursuant to this Agreement shall be in addition to and shall not operate as a limitation on any other right to indemnity of such party pursuant to this Agreement, any document or instrument executed in connection with the consummation of the transaction contemplated hereby or otherwise.

                                   ARTICLE VI
                                   ARBITRATION

         In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties hereto, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution thereof, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that all arbitrations shall be conducted in Tulsa, Oklahoma, unless the parties mutually agree to the contrary. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding.

                                   ARTICLE VII
                                  MISCELLANEOUS

         No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties hereto. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties. This Agreement shall be binding upon and enure to the benefit of the parties and their respective permitted successors and assigns. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth herein. No statement or agreement, oral or written, made prior to or at the execution hereof and no prior course of dealing or practice by either party shall vary or modify the terms set forth herein without the prior consent of the other parties hereto. This Agreement may be amended only by a written document signed by the parties. Notices or other communications required to be made in connection with this Agreement shall be delivered to the parties at the address set forth below or at such other address as may be changed from time to time by giving written notice to the other parties. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

                                  ARTICLE VIII
                          PIGGYBACK REGISTRATION RIGHTS

         LEXON covenants and agrees that if it files with the Securities and Exchange Commission an underwritten registration statement on SEC Form S-SB1 or Form S-l or its equivalent which includes the offer of shares owned by shareholders of LEXON, LEXON will use its best efforts to include some or all of the shares of LEXON common stock issued to and then held by UTEK pursuant to this Agreement. If the underwriters include any selling shareholder shares, UTEK shall be permitted to include some or all of its LEXON shares on a pro rata basis to the extent and upon the same terms and conditions as other LEXON shareholders are permitted to have their LEXON shares included in the proposed offering. If the underwriters do not permit for any reason the inclusion of selling shareholder shares in the offering, UTEK shares shall also not be included. It is the expressed intent of this Article that UTEK be treated exactly the same as any other selling LEXON shareholder in connection with any underwritten offering of LEXON common stock, no better and no worse. If LEXON proposes an underwritten offering, LEXON will give UTEK 15 days' prior written notice thereof, and UTEK shall give LEXON notice within 10 days thereafter of UTEK's desire as to the number of shares, if any, that UTEK desires to include in the offering. LEXON will notify the lead underwriters of UTEK's desire, and LEXON will include UTEK shares in accordance with this Article. As a condition of including any UTEK shares in the offering, UTEK shall (1) sign all underwriting agreements, representations, warranties, certificates and other papers as the underwriters require of UTEK and other LEXON shareholders whose shares are to be included in the offering; (2) pay pro rata all costs of the offering to the same extent as other LEXON selling shareholders are required to pay; and (3) take all other actions and do all other things as are required of other selling shareholders. Failure of UTEK to respond within 10 days after notice of LEXON's intention to file an underwritten offering shall constitute a waiver of the rights set forth in this Article.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer this 5th day of August, 1999.

LEXON, INC.                             CANCER DIAGNOSTICS, INC.

By: /s/ GIFFORD M. MABIE                By: /s/ CLIFFORD M. GROSS
----------------------------------      --------------------------------
Gifford M. Mabie, President             Dr. Clifford M. Gross, President


                                        UTEK, LLC

                                        By: /s/ CLIFFORD M. GROSS
                                        --------------------------------
                                        Dr. Clifford M. Gross, Chief Executive
                                        Officer

                                    Exhibit B
                                       to
                          Agreement and Plan of Merger



                                    Directors

                                Gifford M. Mabie




                          Officers and Key Consultants

                  Gifford M. Mabie                   President and CEO
                  Rhonda R. Vincent                  Director of Accounting
                  Frederick K. Slicker               General Counsel
                  Thomas Coughlin, M. D.             Medical Director




                                    EXHIBIT A
                              CERTIFICATE OF MERGER


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105.

         This Certificate of Merger is being filed pursuant to Section 1082 of the Oklahoma General Corporation Act. In lieu of filing an executed Agreement and Plan of Merger, the Surviving Corporation hereby states and certifies as follows:

1.   The  names  and  states  of   incorporation  of  each  of  the  Constituent
     Corporations are:

         NAME OF CORPORATION                         STATE OF INCORPORATION

         Lexon, Inc.                                 Oklahoma
         Cancer Diagnostics, Inc.                    Florida

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each Constituent Corporation, in accordance with the provisions of Section 1082 of Title 18 of the Oklahoma Statutes and Section 601.1107 of the Corporation Laws of Florida.

3.   The name of the Surviving Corporation is Lexon, Inc.

4. The Certificate of Incorporation of the Surviving Corporation is not being changed by reason of the Merger.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 8908 S. Yale, Suite 409, Tulsa, OK 74137-3545.

6. A copy of the Agreement and Plan of Merger will be furnished on request and without cost to any shareholder of any Constituent Corporation.

7. The authorized capital of Cancer Diagnostic, Inc. is 1,000 shares of common stock, no par value, and 1,000 shares are issued, outstanding and voted for the Merger.

         IN WITNESS WHEREOF, the Surviving Corporation has caused these Articles of Merger to be executed by its President and attested by its Assistant Secretary, this ____of January, 2000.

                                          LEXON, INC.


                                          By: __________________________________
                                          Gifford M. Mabie, President


ATTEST:

By:____________________________
Rhonda Vincent, Assistant Secretary

                                   EXHIBIT A

                               ARTICLES OF MERGER


TO THE SECRETARY OF STATE OF THE STATE OF FLORIDA, 409 EAST GAINES STREET, TALLAHASSEE, FLORIDA 32299:

         These Articles of Merger are being filed pursuant to Section 601.117 of the Florida General Corporation Laws. In lieu of filing an executed Agreement and Plan of Merger, the Surviving Corporation hereby states and certifies as follows:

1.   The  names  and  states  of   incorporation  of  each  of  the  Constituent
     Corporations are:

         NAME OF CORPORATION                         STATE OF INCORPORATION

         Lexon, Inc.                                 Oklahoma
         Cancer Diagnostics, Inc.                    Florida

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each Constituent Corporation, in accordance with the provisions of Section 1082 of Title 18 of the Oklahoma Statutes and Section 601.1107 of the Corporation Laws of Florida. The Board of Directors and Shareholders of the Surviving Corporation approved the Merger August ___,1999 and August ___, 1999, respectively; and the Board of Directors and Shareholders of Cancer Diagnostics, Inc. approved the Merger on August __, 1999 and August ___, 1999, respectively.

3.   The name of the Surviving Corporation is Lexon, Inc.

4. The Certificate of Incorporation of the Surviving Corporation is not being changed by reason of the Merger.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 8908 S. Yale, Suite 409, Tulsa, OK 74137-3545.

6. A copy of the Agreement and Plan of Merger will be furnished on request and without cost to any shareholder of any Constituent Corporation.

7. The authorized capital of Cancer Diagnostics, Inc. is 1,000 shares of common stock, no par value, and 1,000 shares are issued, outstanding and voted for the Merger.

         IN WITNESS WHEREOF, the Surviving Corporation has caused these Articles of Merger to be executed by its President and attested by its Assistant Secretary, this ____of January, 2000.


                                        LEXON, INC.


                                        By: __________________________________
                                        Gifford M. Mabie, President


ATTEST:

By:____________________________
Rhonda Vincent, Assistant Secretary

                                Schedule 2.01(l)

                            CDI Financial Statements

                                Schedule 2.01(i)

                               PATENT APPLICATIONS

TECH DISCLOSURE         PATENT
UMB ID#                 APPLICATION               DATE            TITLE

1489JS                  Provisional               2/16/98         Telomerase
                                                                  Assay or Body
                                                                  Fluids for
                                                                  Cancer
                                                                  Screening and
                                                                  Assessment of
                                                                  Disease Stage
                                                                  and Prognosis

                        Patent App.               2/16/99
                        US
                        09/250,336

                                Schedule 2.02(j)

                           LEXON Financial Statements